Exhibit 99.1

TransDigm Group Reports Fiscal 2021 Second Quarter Results

Cleveland, Ohio, May 11, 2021/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the second quarter ended April 3, 2021, which were significantly impacted by the COVID-19 pandemic.
Second quarter highlights include:
•Net sales of $1,194 million, down 17.3% from $1,443 million in the prior year's quarter;
•Income from continuing operations of $105 million;
•Earnings per share from continuing operations of $1.79;
•EBITDA As Defined margin of 43.5%, representing sequential improvement;
•EBITDA As Defined of $519 million;
•Adjusted earnings per share of $2.58; and
•Positive operating cash flow generation of $98 million.

Fiscal 2021 financial guidance remains suspended at this time.
Quarter-to-Date Results
Net sales for the quarter declined 17.3%, or $249 million, to $1,194 million from $1,443 million in the comparable quarter a year ago. Acquisition sales growth over the comparable quarter a year ago was $43 million, primarily attributable to Cobham Aero Connectivity.
Income from continuing operations for the quarter was $105 million, a decrease of 67.5% compared to $323 million in the comparable quarter a year ago. The decrease in income from continuing operations primarily reflects the decline in net sales described above, along with higher one-time refinancing costs, interest expense, COVID-19 restructuring costs and effective tax rate, partially offset by a gain recorded on the settlement of an insurance claim.
Adjusted net income for the quarter decreased 48.3% to $151 million, or $2.58 per share, from $292 million, or $5.10 per share, in the comparable quarter a year ago.
EBITDA for the quarter decreased 29.8% to $464 million from $661 million for the comparable quarter a year ago. EBITDA As Defined for the period decreased 23.1% to $519 million compared with $675 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 43.5%.

“The commercial aerospace industry has continued to show signs of recovery in recent months with the distribution of the COVID-19 vaccine and increasing air traffic, especially in certain domestic markets. We also saw another quarter of strong sequential improvement in our commercial bookings. These trends are encouraging and although the pace of the recovery is uncertain, we remain ready to meet the demand as it returns," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "Additionally, I am very pleased that we continue to sequentially expand our EBITDA As Defined margin as a result of careful management of our cost structure and focus on our operating strategy in this challenging commercial environment."
During the quarter, TransDigm completed the acquisition of Cobham Aero Connectivity ("CAC") for an enterprise value of $965 million, with the majority of the acquisition first closing on January 5, 2021, and the remainder (a Finland-based facility) completing on February 12, 2021. CAC is a leading provider of highly engineered antennas and radios for the aerospace end market.
On March 1, 2021, TransDigm announced the sale of its ScioTeq and TREALITY Simulation Visual Systems businesses to OpenGate Capital for approximately $200 million. ScioTeq and TREALITY were acquired by TransDigm in March 2019 as part of the Esterline Technologies acquisition. The sale is expected to be completed during the third quarter of fiscal 2021.
Financing Activity Subsequent to the Quarter
On April 21, 2021, TransDigm successfully completed a private offering of $750 million of 4.875% senior subordinated notes due 2029. TransDigm expects to use the net proceeds from the offering, plus cash on hand, to redeem all of its $750 million of outstanding 6.50% senior subordinated notes due 2025.
Year-to-Date Results
Net sales for the twenty-six week period ended April 3, 2021 declined 20.9%, or $607 million, to $2,301 million from $2,908 million in the comparable period a year ago. Acquisition sales growth over the comparable period a year ago was $43 million, primarily attributable to Cobham Aero Connectivity.
Income from continuing operations for the twenty-six week period ended April 3, 2021 was $155 million, a decrease of 72.1% compared to $556 million in the comparable period a year ago. The decrease in income from continuing operations primarily reflects the decline in net sales described above, along with higher COVID-19 restructuring costs, interest expense and non-cash stock compensation expense, partially offset by a gain recorded on the settlement of an insurance claim.
GAAP earnings per share were reduced in fiscal 2021 and 2020 by $1.24 per share and $3.22 per share, respectively, as a result of dividend equivalent payments made during each year. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to the Company's stock option plans. These dividend equivalent payments are made during the Company's first fiscal quarter each year and also upon payment of any special dividends.
Adjusted net income for the twenty-six week period ended April 3, 2021 decreased 53.7% to $266 million, or $4.55 per share, from $575 million, or $10.03 per share, in the comparable period a year ago.
EBITDA for the twenty-six week period ended April 3, 2021 decreased 33.8% to $842 million from $1,271 million for the comparable period a year ago. EBITDA As Defined for the period decreased 26.8% to $993 million compared with $1,356 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the current period was 43.2%.

Please see the attached tables for a reconciliation of income from continuing operations to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2021 Outlook
Given the considerable uncertainty around the extent and duration of business disruptions related to the COVID-19 pandemic, and how that will continue to impact operations, the Company will not provide fiscal year 2021 guidance at this time.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on May 11, 2021, beginning at 11:00 a.m., Eastern Time. To join the call, dial (833) 397-0943 and enter the passcode 5094886. International callers should dial (720) 405-3217 and use the same passcode. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the passcode 5094886. International callers should dial (404) 537-3406 and use the same passcode.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock incentive plans, restructuring costs related to TransDigm Group's cost reduction measures in response to the COVID-19 pandemic, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock incentive plans, restructuring costs related to TransDigm Group's cost reduction measures in response to the COVID-19 pandemic, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2021 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED				Table 1
APRIL 03, 2021 AND MARCH 28, 2020
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
NET SALES	$1,194	$1,443	$2,301	$2,908
COST OF SALES	602	625	1,169	1,288
GROSS PROFIT	592	818	1,132	1,620
SELLING AND ADMINISTRATIVE EXPENSES	162	180	358	381
AMORTIZATION OF INTANGIBLE ASSETS	36	46	65	86
INCOME FROM OPERATIONS	394	592	709	1,153
INTEREST EXPENSE—NET	268	252	535	501
REFINANCING COSTS	24	3	24	26
OTHER INCOME	(28)	—	(33)	(3)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	130	337	183	629
INCOME TAX PROVISION	25	14	28	73
INCOME FROM CONTINUING OPERATIONS	105	323	155	556
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(4)	—	68
NET INCOME	105	319	155	624
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1)	—	(1)	(1)
NET INCOME ATTRIBUTABLE TO TD GROUP	$104	$319	$154	$623
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$104	$319	$81	$438
Earnings per share attributable to TD Group common stockholders:
Earnings per share from continuing operations—basic and diluted	$1.79	$5.63	$1.40	$6.45
(Loss) Earnings per share from discontinued operations—basic and diluted	—	(0.07)	—	1.18
Earnings per share	$1.79	$5.56	$1.40	$7.63
Cash dividends paid per common share	$—	$—	$—	$32.50
Weighted-average shares outstanding:
Basic and diluted	58.4	57.4	58.4	57.4

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO INCOME FROM CONTINUING OPERATIONS
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED				Table 2
APRIL 03, 2021 AND MARCH 28, 2020
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Income from continuing operations	$105	$323	$155	$556
Adjustments:
Depreciation and amortization expense	66	72	124	141
Interest expense, net	268	252	535	501
Income tax provision	25	14	28	73
EBITDA	464	661	842	1,271
Adjustments:
Acquisition-related expenses and adjustments (1)	16	9	19	16
Non-cash stock compensation expense (2)	21	11	70	37
Refinancing costs (3)	24	3	24	26
COVID-19 pandemic restructuring costs (4)	18	1	39	1
Other, net (5)	(24)	(10)	(1)	5
Gross Adjustments to EBITDA	55	14	151	85
EBITDA As Defined	$519	$675	$993	$1,356
EBITDA As Defined, Margin (6)	43.5%	46.8%	43.2%	46.6%

(1) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4) Represents restructuring costs related to the Company's cost reduction measures in response to the COVID-19 pandemic ($17 million and $36 million for the thirteen and twenty-six week periods ended April 3, 2021, respectively, and $1 million for the thirteen and twenty-six week periods ended March 28, 2020). These were costs related to the Company's actions to reduce its workforce and consolidate certain facilities to align with customer demand. This also includes $1 million and $3 million for the thirteen and twenty-six week periods ended April 3, 2021, respectively, of incremental costs related to the pandemic that are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment, etc.).

(5) Primarily represents the gain on insurance proceeds from the Leach International Europe fire, foreign currency transaction gain or loss, payroll withholding taxes related to special dividend and dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation, gain or loss on sale of fixed assets and gain or loss on sale of businesses.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED			Table 3
APRIL 03, 2021 AND MARCH 28, 2020
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Reported Earnings Per Share
Income from continuing operations	$105	$323	$155	$556
Less: Net income attributable to noncontrolling interests	(1)	—	(1)	(1)
Net income from continuing operations attributable to TD Group	104	323	154	555
Less: Special dividends declared or paid on participating securities, including dividend equivalent payments	—	—	(73)	(185)
(Loss) income from discontinued operations, net of tax	—	(4)	—	68
Net income applicable to TD Group common stockholders - basic and diluted	$104	$319	$81	$438
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	54.8	53.8	54.7	53.7
Vested options deemed participating securities	3.6	3.6	3.7	3.7
Total shares for basic and diluted earnings per share	58.4	57.4	58.4	57.4
Earnings per share from continuing operations—basic and diluted	$1.79	$5.63	$1.40	$6.45
(Loss) Earnings per share from discontinued operations—basic and diluted	—	(0.07)	—	1.18
Earnings per share	$1.79	$5.56	$1.40	$7.63
Adjusted Earnings Per Share
Income from continuing operations	$105	$323	$155	$556
Gross adjustments to EBITDA	55	14	151	85
Purchase accounting backlog amortization	4	16	4	28
Tax adjustment (1)	(13)	(61)	(44)	(94)
Adjusted net income	$151	$292	$266	$575
Adjusted diluted earnings per share under the two-class method	$2.58	$5.10	$4.55	$10.03
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$1.79	$5.63	$1.40	$6.45
Adjustments to diluted earnings per share:
Inclusion of the dividend and dividend equivalent payments	—	—	1.24	3.22
Acquisition-related expenses and adjustments	0.26	0.35	0.31	0.59
Non-cash stock compensation expense	0.29	0.16	0.94	0.50
Refinancing costs	0.32	0.05	0.32	0.35
Change in income tax provision due to excess tax benefits on stock compensation	(0.02)	(0.95)	(0.19)	(1.19)
COVID-19 pandemic restructuring costs	0.24	0.01	0.52	0.01
Other, net	(0.30)	(0.15)	0.01	0.10
Adjusted earnings per share	$2.58	$5.10	$4.55	$10.03

(1) For the thirteen and twenty-six week periods ended April 3, 2021 and March 28, 2020, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE TWENTY-SIX WEEK PERIODS ENDED		Table 4
APRIL 03, 2021 AND MARCH 28, 2020
(Amounts in millions)
(Unaudited)
	Twenty-Six Week Periods Ended
	April 3, 2021	March 28, 2020
Net cash provided by operating activities	$372	$594

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(9)	148
Interest expense, net (1)	518	485
Income tax provision - current	28	82
Loss contract amortization	27	25
Non-cash stock compensation expense (2)	(70)	(37)
Refinancing costs (3)	(24)	(26)
EBITDA	842	1,271
Adjustments:
Acquisition-related expenses and adjustments (4)	19	16
Non-cash stock compensation expense (2)	70	37
Refinancing costs (3)	24	26
COVID-19 pandemic restructuring costs (5)	39	1
Other, net (6)	(1)	5
EBITDA As Defined	$993	$1,356

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(5) Represents restructuring costs related to the Company's cost reduction measures in response to the COVID-19 pandemic ($36 million and $1 million for the twenty-six week periods ended April 3, 2021 and March 28, 2020, respectively). These were costs related to the Company's actions to reduce its workforce and consolidate certain facilities to align with customer demand. This also includes $3 million for the twenty-six week period ended April 3, 2021 of incremental costs related to the pandemic that are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment, etc.).

(6) Primarily represents the gain on insurance proceeds from the Leach International Europe fire, foreign currency transaction gain or loss, payroll withholding taxes related to special dividend and dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation, gain or loss on sale of fixed assets and gain or loss on sale of businesses.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	April 3, 2021	September 30, 2020
Cash and cash equivalents	$4,072	$4,717
Trade accounts receivable - net	682	720
Inventories - net	1,240	1,283
Current portion of long-term debt	276	276
Short-term borrowings-trade receivable securitization facility	350	349
Accounts payable	214	218
Accrued current liabilities	740	773
Long-term debt	19,402	19,384
Total TD Group stockholders' deficit	(3,528)	(3,972)